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                                                                   Exhibit 10.38


                                                        Loan No.:001-0003346-001

                                PROMISSORY NOTE

             (50 South MacQuesten Parkway, Mount Vernon, New York)


$937,500.00                                                    February 10,1999



         FOR VALUE RECEIVED, MICHAEL ANTHONY JEWELERS, INC., a Delaware corporation ("BORROWER"), promises to pay to the order of GENERAL ELECTRIC CAPITAL BUSINESS ASSET FUNDING CORPORATION ("Payee"; Payee and any subsequent holder of this Note being referred to herein as "Holder") at Payee's office at 10900 Northeast Fourth Street, Suite 500, Bellevue, Washington 98004, attention:
Real Estate Department, or at such other address as Holder may from time to time designate in writing, the principal sum of Nine Hundred Thirty-Seven Thousand Five Hundred and no hundredths Dollars ($937,500.00) together with interest from the date the proceeds of the loan (the "Loan") evidenced by this Promissory Note (this "Note") are initially disbursed until maturity on the principal balance from time to time remaining unpaid hereon at the rate of seven and five hundredths percent (7.05%) per annum (computed on the basis of a 360-day year of twelve (12) consecutive thirty (30)-day months) in installments as follows: (i) interest only in advance at the rate of $183.59 per day shall be due and payable on the date the proceeds of the Loan are initially disbursed to or for the benefit of BORROWER (including, without limitation, disbursement into an escrow for the benefit of BORROWER) for the period beginning on the date of such disbursement and ending on the last day of the month during which such disbursement occurs, and (ii) one hundred seventy-nine (179) installments of principal and interest in the amount of $8,452.74 each shall be payable commencing on the first day of the second month following the month in which funds are advanced and continuing on the first day of each and every succeeding month until the first day of the one hundred eightieth (180th) month thereafter, at which time all then unpaid principal and interest hereon shall be due and payable.

         If any payment shall not be received by Holder within ten (10) days after its due date, BORROWER shall pay an additional charge equal to five percent (5.00%) of the delinquent payment or the highest additional charge permitted by law, whichever is less.

         Except as is expressly provided for herein, this Note may not be prepaid in whole or in part without the prior written consent of Holder. Upon not less than thirty (30) days' advance written notice to Holder at any time after the fifth (5th) anniversary of the due date of the first monthly principal and interest payment due under this Note, and upon payment of a prepayment premium as set forth below (the "Prepayment Premium"), BORROWER shall have the right to prepay all, but not less than all, of the outstanding balance of this Note on any regularly scheduled principal and interest payment date. The Prepayment Premium shall be determined by (i) calculating the decrease (expressed in basis points) in the current weekly average yield of ten (10)-year U.S. Treasury Constant Maturities (as published in FEDERAL RESERVE STATISTICAL RELEASE H.15 [519]) (the "Index") from Friday, October 2, 1998, to the Friday immediately preceding the week in which the prepayment is made, (ii) dividing the decrease by 100, (iii) multiplying the result by the following described applicable premium factor (the "Premium Factor"), and (iv) multiplying the product by the principal balance to be prepaid. If the Index is unchanged or has increased from
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Friday, October 2, 1998, to the Friday immediately preceding the prepayment date, no Prepayment Premium shall be due. The Premium Factor shall be the amount shown on the following chart for the month in which prepayment occurs:


       No. Mos.                                      Premium
      Remaining             (Years)                   Factor
      ---------             -------                   ------


       180-169                (15)                      .073
       168-157                (14)                      .069
       156-145                (13)                      .064
       144-133                (12)                      .059
       132-121                (11)                      .054
       120-109                (10)                      .049
       108- 97                ( 9)                      .044
        96- 85                ( 8)                      .039
        84- 73                ( 7)                      .035
        72- 61                ( 6)                      .030
        60- 49                ( 5)                      .025
        48- 37                ( 4)                      .020
        36- 25                ( 3)                      .015
        24- 13                ( 2)                      .010
        12-  1                ( 1)                      .005


If the Federal Reserve Board ceases to publish Statistical Release H.15 [519], then the decrease in the weekly average yield of ten (10)-year U.S. Treasury Constant Maturities will be determined from another source designated by Holder. Prepayment prior to the fifth (5th) anniversary of the due date of the first monthly principal and interest payment due under this Note will not be permitted.

         If Holder at any time accelerates this Note after an Event of Default (defined below), then BORROWER shall be obligated to pay the Prepayment Premium in accordance with the foregoing schedule. The Prepayment Premium shall not be payable with respect to condemnation awards or insurance proceeds from fire or other casualty which Holder applies to prepayment, nor with respect to BORROWER's prepayment of the Note in full during the last three (3) months of the term of this Note unless an Event of Default has occurred. BORROWER expressly acknowledges that such Prepayment Premium is not a penalty but is intended solely to compensate Holder for the loss of its bargain and the reimbursement of internal expenses and administrative fees and expenses incurred by Holder.

         Subject to the exceptions described below, Holder shall not seek any deficiency judgment against BORROWER, it being understood and agreed that BORROWER shall not have any personal liability for the payment of the indebtedness evidenced by the loan documents executed or delivered in connection with this Note (the "Loan Documents"), and such indebtedness shall be considered limited recourse to the BORROWER.

         The foregoing notwithstanding, Holder shall have full recourse against BORROWER for the full payment of (i) any Prepayment Premium due under this Note;
(ii) taxes, insurance premiums, and other amounts advanced by Holder to protect the collateral described in the Mortgage, Security Agreement, and Assignment of Leases and Rents ("Mortgage") securing this

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Note; and (iii) all attorney's fees or other costs of collection incurred by
Holder pursuant to any of the Loan Documents. In addition, Holder shall have full recourse against BORROWER for the full payment of all indebtedness evidenced by the Loan Documents in the event that any of the following occur:
(i) BORROWER has committed fraud in any of the documents executed in connection with the indebtedness evidenced by the Loan Documents or in any materials submitted to Holder or any other party in connection therewith; (ii) BORROWER has intentionally misrepresented material facts with respect to BORROWER or with respect to the nature, status or history of the property (the "Property") covered by the Mortgage.

         In addition, Holder shall have full recourse against BORROWER for any losses, damages, costs and expenses arising out of or in connection with the occurrence of any of the following: (i) BORROWER misapplies or fails to remit to Holder any insurance proceeds or any condemnation proceeds involving the Property; (ii) BORROWER fails to remit to Holder after an Event of Default (as hereinafter defined) an amount equal to rents, issues, profits, revenues, income or proceeds of the Property which either are in BORROWER's possession or control as of the date of an Event of Default or are thereafter received by BORROWER or by any third party on behalf of BORROWER; (iii) BORROWER collects advance rents in violation of any provision of the Loan Documents; (iv) BORROWER misapplies any security deposit; (v) BORROWER breaches its obligations under any lease of the Property (or any part thereof).

         In addition, nothing contained herein shall: (i) be deemed to be a release or impairment of any part of the indebtedness evidenced by this Note or of the lien created by the Mortgage; (ii) limit or otherwise prejudice in any way the rights of Holder to enforce any of its rights and remedies under this Note or under the Mortgage, including, if necessary, naming BORROWER as a defendant in any suit, action or proceeding; (iii) limit the right of Holder to proceed against BORROWER for the Prepayment Premium; (iv) limit the right of Holder to proceed and recover a personal judgment against any person or entity receiving funds from BORROWER in connection with acts specified in the preceding paragraph of this Note; (v) limit the liability of BORROWER (or any other party) under the Certificate and Indemnity Agreement Regarding Hazardous Substances executed in favor of Holder; or (vi) limit the liability of any guarantor of the BORROWER's obligations owing to Holder.

         Each of the following shall constitute an Event of Default ("Event of Default") hereunder and under the Mortgage:

         (a) Failure of Holder to receive any payment of principal, interest, or Prepayment Premium upon this Note when due, and such failure shall continue for ten (10) days after written notice is given by Holder to BORROWER of the same; or

         (b) Failure of BORROWER within the time required by the Mortgage to pay any sum secured thereby other than the Note or to make any payment for taxes, insurance or for reserves for such payments, or any other payment necessary to prevent filing of or discharge of any lien, and such failure shall continue for a period of ten (10) days after written notice is given to BORROWER by Holder specifying such failure; or

         (c) Failure by BORROWER to observe or perform any obligations of BORROWER to Holder on or with respect to any transactions, debts, undertakings or agreements other than the transaction evidenced by this Note prior to the expiration of any applicable cure period set forth therein; or



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         (d) Failure of BORROWER to make any payment or perform any obligation under any superior liens or encumbrances on the Property, within the time required thereunder, or commencement of any suit or other action to foreclose any superior liens or encumbrances; or

         (e) Failure by BORROWER to observe or perform any of its obligations under any of the lease agreements covering the Property prior to the expiration of any applicable cure period set forth therein; or

         (f) The Property is transferred or any agreement to transfer any part or interest in the Property in any manner whatsoever is made or entered into without the prior written consent of Holder, except as specifically allowed under the Mortgage, including without limitation creating or allowing any liens on the Property or leasing any portion of the Property; or

         (g) Filing by BORROWER of a voluntary petition in bankruptcy or filing by BORROWER of any petition or answer seeking or acquiescing in any reorganization, arrangement, composition, readjustment, liquidation, or similar relief for itself under any present or future federal, state or other statute, law or regulation relating to bankruptcy, insolvency or other relief for debtors, or the seeking, consenting to, or acquiescing by BORROWER in the appointment of any trustee, receiver, custodian, conservator or liquidator for BORROWER, any part of the Property, or any of the income or rents of the Property, or the making by BORROWER of any general assignment for the benefit of creditors, or the inability of or failure by BORROWER to pay its debts generally as they become due, or the insolvency on a balance sheet basis or business failure of BORROWER, or the making or suffering of a preference within the meaning of federal bankruptcy law or the making of a fraudulent transfer under applicable federal or state law, or concealment by BORROWER of any of its property in fraud of creditors, or the imposition of a lien upon any of the property of BORROWER which is not discharged in the manner permitted by the Mortgage, or the giving of notice by BORROWER to any governmental body of insolvency or suspension of operations; or

         (h) Filing of a petition against BORROWER seeking any reorganization, arrangement, composition, readjustment, liquidation, or similar relief under any present or future federal, state or other law or regulation relating to bankruptcy, insolvency or other relief for debts, or the appointment of any trustee, receiver, custodian, conservator or liquidator of BORROWER, of any part of the Property or of any of the income or rents of the Property, unless such petition shall be dismissed within sixty (60) days after such filing, but in any event prior to the entry of an order, judgment or decree approving such petition; or

         (i) The institution of any proceeding for the dissolution or termination of BORROWER voluntarily, involuntarily, or by operation of law; or

         (j) A material adverse change occurs in the assets, liabilities or net worth of BORROWER from the assets, liabilities or net worth of BORROWER previously disclosed to Holder; or

         (k) Any warranty, representation or statement furnished to Holder by or on behalf of BORROWER under this Note, the Mortgage, or any of the Loan Documents shall prove to have been false or misleading in any material respect; or

         (l) Failure of BORROWER to observe or perform any other covenant or condition contained in the Mortgage and such default shall continue for thirty
(30) days after notice



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

is given to BORROWER specifying the nature of the failure, or if the default cannot be cured within such cure period, BORROWER fails within such time to commence and pursue curative action with reasonable diligence or fails at any time after expiration of such cure period to continue with reasonable diligence all necessary curative actions. No notice of default and no opportunity to cure shall be required with respect to defaults under Section 17 of the Mortgage or if during the prior twelve (12) months Holder has already sent a notice to BORROWER concerning default in performance of the same obligation; or

         (m) Failure of BORROWER to observe or perform any other obligation under any Loan Document (other than this Note or the Mortgage) when such observance or performance is due, and such failure shall continue beyond the applicable cure period set forth in such Loan Document, or if the default cannot be cured within such applicable cure period, BORROWER fails within such time to commence and pursue curative action with reasonable diligence or fails at any time after expiration of such applicable cure period to continue with reasonable diligence all necessary curative actions. No notice of default and no opportunity to cure shall be required if during the prior twelve (12) months Holder has already sent a notice to BORROWER concerning default in performance of the same obligation; or

         (n) BORROWER's abandonment of the Property; or

         (o) Any of the foregoing events occur with respect to or any tenant of the Property or any guarantor of such tenant's obligations under its lease; or

         (p) The occurrence of any "Event of Default" under any of the documents evidencing or securing BORROWER's line of credit with Chase
Manhattan Bank.

         Upon the occurrence of any of the foregoing Events of Default, Holder shall have the option to declare the entire amount of principal and interest due under this Note immediately due and payable without notice or demand, and Holder may exercise any of its rights under this Note and any document executed or delivered herewith. After acceleration or maturity, BORROWER shall pay interest on the outstanding principal balance of this Note at the rate of five percent (5.00%) per annum above Chase Manhattan Bank's prime interest rate in effect from time to time, or fifteen percent (15.00%) per annum, whichever is higher, provided that such interest rate shall not exceed the maximum interest rate permitted by law.

         All payments of the principal and interest on this Note shall be made in coin or currency of the United States of America which at the time shall be the legal tender for the payment of public and private debts.

         If this Note is placed in the hands of an attorney for collection, BORROWER agrees to pay reasonable attorneys' fees and costs incurred by Holder in connection therewith, and in the event suit or action is instituted to enforce or interpret this Note (including without limitation efforts to modify or vacate any automatic stay or injunction), the prevailing party shall be entitled to recover all expenses reasonably incurred at, before or after trial and on appeal, whether or not taxable as costs, or in any bankruptcy proceeding, or in connection with post-judgment collection efforts, including, without limitation, attorneys' fees, witness fees (expert and otherwise), deposition costs, copying charges and other expenses.

         This Note shall be governed and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed therein (excluding choice-of-law



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

principles). BORROWER hereby irrevocably submits to the jurisdiction of any state or federal court sitting in New York in any action or proceeding brought to enforce or otherwise arising out of or relating to this Note, and hereby waives any objection to venue in any such court and any claim that such forum is an inconvenient forum.

         This Note is given in a commercial transaction for business purposes.

         This Note may be declared due prior to its expressed maturity date, all in the events, on the terms, and in the manner provided for in the Mortgage.

         BORROWER and any sureties, endorsers, guarantors and other parties now or hereafter liable for the payment of this Note, in whole or in part, hereby severally (i) waive demand, notice of demand, presentment for payment, notice of nonpayment, notice of default, protest, notice of protest, notice of intent to accelerate, notice of acceleration and all other notices except those for which the Loan Documents expressly provide, and further waive diligence in collecting this Note or in enforcing any of the security for this Note; (ii) agree to any substitution, subordination, exchange or release of any security for this Note or the release of any party primarily or secondarily liable for the payment of this Note; (iii) agree that Holder shall not be required to first institute suit or exhaust its remedies hereon against BORROWER or others liable or to become liable for the payment of this Note or to enforce its rights against any security for the payment of this Note; and (iv) consent to any extension of time for the payment of this Note, or any installment hereof, made by agreement by Holder with any person now or hereafter liable for the payment of this Note, even if BORROWER is not a party to such agreement.

         All agreements between BORROWER and Holder, whether now existing or hereafter arising and whether written or oral, are hereby limited so that in no contingency, whether by reason of demand or acceleration of the final maturity of this Note or otherwise, shall the interest contracted for, charged, received, paid or agreed to be paid to Holder exceed the maximum amount permissible under the applicable law. If, from any circumstance whatsoever, interest would otherwise be payable to Holder in excess of the maximum amount permissible under applicable law, the interest payable to Holder shall be reduced to the maximum amount permissible under applicable law; and if from any circumstance Holder shall ever receive anything of value deemed interest by applicable law in excess of the maximum amount permissible under applicable law, an amount equal to the excessive interest shall be applied to the outstanding principal balance hereof, or if such excessive amount of interest exceeds the unpaid balance of principal hereof, such excess shall be refunded to BORROWER. All interest paid or agreed to be paid to Holder shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full period (including any renewal or extension) until payment in full of the principal so that the interest hereon for such full period shall not exceed the maximum amount permissible under applicable law. Holder expressly disavows any intent to contract for, charge or receive interest in an amount which exceeds the maximum amount permissible under applicable law. This paragraph shall control all agreements between BORROWER and Holder.

                  IMPORTANT: READ BEFORE SIGNING. THE TERMS OF THIS AGREEMENT SHOULD BE READ CAREFULLY BECAUSE ONLY THOSE TERMS IN WRITING ARE ENFORCEABLE. NO OTHER TERMS OR ORAL PROMISES NOT CONTAINED IN THIS WRITTEN CONTRACT MAY BE LEGALLY ENFORCED. YOU



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


                  MAY CHANGE THE TERMS OF THIS AGREEMENT ONLY BY ANOTHER WRITTEN AGREEMENT.


                  TIME IS OF THE ESSENCE HEREOF.

         IN WITNESS WHEREOF, BORROWER has caused this Note to be executed by its duly authorized officers under seal as of the year and day first written above.


                                        BORROWER:


                                        MICHAEL ANTHONY JEWELERS, INC.,
                                        a Delaware corporation


                                        By: /s/ Michael A. Paolercio
                                           ------------------------------------
                                           Michael A. Paolercio, Treasurer


                                                   [SEAL]


                                          Duplicate Original


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